EXHIBIT 10.1
TERMINATION OF RESTRICTED STOCK AGREEMENT
This TERMINATION OF RESTRCITED STOCK AGREEMENT (this “Agreement”) is made as of November 9, 2005, by and between Gartner, Inc. (the “Company”), a Delaware Corporation and Eugene A. Hall (“Employee”)
Recitals
     WHEREAS, the Company granted Employee an inducement grant of Five Hundred Thousand (500,000) Shares of restricted stock (the “Current Restricted Stock Award”) pursuant to the terms of that certain Restricted Stock Agreement, by and between Gartner and Employee, dated as of October 15, 2004 (the “Current Restricted Stock Agreement”).
     WHEREAS, the Compensation Committee of the Company has determined that it is in the best interest of the Company to cancel the current Restricted Stock Award and to grant Employee a new grant of 500,000 shares of restricted stock pursuant to the terms of the Company’s 2003 Long Term Incentive Plan (the “New Restricted Stock Award”) and that certain Restricted Stock Agreement by and between Gartner and Employee and dated as of the date hereof (the “New Restricted Stock Agreement”).
     NOW THEREFORE, for good value and consideration, including the issuance of the New Restricted Stock Award and the entry into the New Restricted Stock Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:
Agreement
     1. Termination of Agreement. The Company and Employee hereby agree that as of the date first above written the Current Restricted Stock Agreement shall terminate and shall be of no further force and effect. The Current Restricted Stock Award will be deemed forfeited and Employee shall return to the Company any and all shares from such award that Employee has in his possession for cancellation by the Company.
     2. Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
     3. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut, other than its conflicts of laws provisions..
     4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GARTNER, INC.
/s/ Maynard G. Webb, Jr.
By: Maynard G. Webb, Jr.
Title: Chairman of the Compensation Committee

EMPLOYEE
/s/ Eugene A. Hall
Eugene A. Hall